UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                            Filed by a party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a–12

Stratus Properties Inc.

(Name of Registrant as Specified In Its Charter)

Carl Berg, David M. Dean and Michael Knapp

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CARL BERG BELIEVES STRATUS’ STATEMENT ABOUT CEO

ARMSTRONG STOCK SALES CONTRARY TO THE FACTS

FOR IMMEDIATE RELEASE – Cupertino, California, May 27, 2016 — Carl E. Berg, who is the largest shareholder (17.6%) of Stratus Properties Inc. (STRS: Nasdaq), today released the following:

On Page 16 of Stratus’s May 2016 investor presentation, the company claims that its Chairman and Chief Executive Officer “has never sold Stratus stock in his over 20 years with the company.”

I would like to call to the attention of Stratus shareholders that on March 15, 2016, within a day after William H. Armstrong III, Chairman and Chief Executive Officer of Stratus Properties, trumpeted a jump in the company’s estimated NAV per share of approximately 25% in the past 11 months to $44.34, he took the opportunity to transfer stock back to the company priced at $22.98 to pay taxes on recently vested stock grants. It is notable that Mr. Armstrong was willing to redeem his Stratus shares at 52% of the company’s own published NAV estimate published a day earlier.

https://www.sec.gov/Archives/edgar/data/885508/000124636016005158/xslF345X03/form.xml

Though the shares of Stratus Properties have been relatively thinly traded according to NASDAQ for the last 15 years, the liquidity to sell or transfer shares back to the company to pay taxes or exercise stock options has been available to Mr. Armstrong, regardless of the prevailing trading volume in Stratus’ shares.

According to Yahoo Finance, the trading volume in Stratus, which has been elevated since the filing of my Schedule 13D on December 21, 2015, was 31,800 shares on March 14, 2016. Mr. Armstrong’s sale/redemption equated to roughly a third of the day’s volume and he was able to achieve more per share than the previous night’s closing price.

All but roughly 5% of the approximate 500,000 shares that Mr. Armstrong owns have come via stock grants or cashless exercise options over the years. Since 2005 Mr. Armstrong has sold or transferred to the company over 330,000 shares of stock receiving an average price of over $28 per share, a total of over $9 million.

Liquidity has never been an issue for Mr. Armstrong since his stock sales and transfers to the company are transacted on the Stratus balance sheet rather on the open market. For example, on December 27, 2006, when a total of 500 Stratus shares traded on the open market and closed at $31.49, Mr. Armstrong sold or transferred back to the company 121,123 shares at $31.20 per share to fund his exercise of options and to pay taxes. The average daily volume in the shares during the entire month in December 2006 was less than 2,000 shares.

Mr. Armstrong directly or through the company filings has warned of potential “creeping” takeovers and lectured on “control premiums” in addressing the reasons for the company’s poison pill. It should be noted that he now owns 5.51% as of April 15, 2016, of the company, almost all of which he acquired through cashless exercise of stock options and stock grants. He has also redeemed additional equity awards to pay taxes on a substantial portion of these grants and options.

https://www.sec.gov/cgi-bin/own-disp?CIK=0001200799&action=getowner

Stratus had 8.1 million shares outstanding as of December 31, 2015. According to Stratus public reports, approximately 1.69 million of those shares were issued to directors and officers via stock grants and stock options and a in private placement to a company controlled by a close personal friend of Mr. Armstrong at a deep discount to book value at the time.

Contact:

Carl E. Berg

10050 Bandley Drive

Cupertino, California 95014

(408) 725-0700

# # # #

The views expressed in this letter represent the opinions of Carl Berg and are based on publicly available information with respect to Stratus Properties Inc., or “Stratus.” Carl Berg recognizes that there may be confidential information in the possession of Stratus that could lead Stratus to disagree with Mr. Berg’s conclusions. Mr. Berg reserves the right to change any of his opinions expressed herein at any time as he deems appropriate and disclaims any obligation to update the information or opinions contained in this letter except as required by law.

Certain financial metrics and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports. Neither the Participants (as defined below) nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. No assurance or guarantee is given with respect to the prices at which any securities of Stratus will trade, and such securities may not trade at prices or within any price range that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Mr. Berg herein are based on assumptions that Mr. Berg believes to be reasonable as of the date of this letter, but there can be no assurance or guarantee that actual results or the performance of Stratus will not differ from such projections and estimates and such differences may be material.

This letter is provided merely as information and as proxy solicitation materials and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This letter does not recommend the purchase or sale of any security. Certain members of the Berg Group currently beneficially own shares of Stratus. It is possible that there will be developments in the future that cause one or more of the members of the Berg Group from time to time to sell all or a portion of their holdings of Stratus in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Cautionary Statement Regarding Forward-Looking Statements

This letter contains forward-looking statements. All statements contained in this letter that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan,” and similar expressions generally identify forward-looking statements. The projected results and statements contained in this letter that are not historical facts are based on current expectations, speak only as of the date of this letter and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Participants (as defined below). Although the Participants believe that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this letter, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included in this letter will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this letter, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. The Participants will not undertake and specifically decline any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this letter to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information

Carl Berg filed the definitive proxy statement and an accompanying proxy card with the SEC on May 17, 2016, and mailed those documents to you. The Berg Group is using that proxy statement, proxy card and this letter to solicit proxies in connection with the 2016 Annual Meeting of Stockholders of Stratus, including any adjournments, recesses, postponements or delays thereof (the “2016 Annual Meeting”). Information relating to the participants in such proxy solicitation (the “Participants”) has been included in that definitive proxy statement and in any other amendments to that definitive proxy statement. Stockholders are advised to read the definitive proxy statement and all other documents of the Participants related to the solicitation of stockholders of Stratus in connection with the 2016 Annual Meeting because they contain important information, including additional information relating to the Participants. Mr. Berg’s definitive proxy statement and a form of proxy has been mailed to and has otherwise been made available to all stockholders of Stratus. These materials and other materials filed by Mr. Berg in connection with the solicitation of proxies are available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents filed by Mr. Berg with the SEC will also be available, without charge, by directing a request to Mr. Berg’s proxy solicitor, Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902. By telephone, for Bankers and Brokers, please call TOLL-FREE 800-662-5200; for Stockholders, please call TOLL-FREE 877-849-0763; or by email at bergproxy@morrowco.com.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of the Berg Group’s proxy materials, please call or email

Morrow & Co., LLC at the telephone numbers or email address listed below:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Banks and Brokers Call TOLL-FREE: 800-662-5200

Stockholders Call TOLL-FREE: 877-849-0763

Email: bergproxy@morrowco.com

3